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                                                                   Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use or our reports dated April 16 1998 in the Registration Statement on Form SB-2 and related prospectus of Rosedale Decorative Products Ltd. for the registration of 1,100,000 shares of common stock and 1,100,000 warrants.



/s/ Schwartz Levitsky Feldman
-----------------------------
Schwartz Levitsky Feldman
Chartered Accountants
Toronto, Ontario
June 18, 1998